                                                                    EXHIBIT 10.4

                            INDEMNIFICATION AGREEMENT


     This Indemnification Agreement is by and between Aware, Inc., a Massachusetts corporation ("Corporation"), and ___________________ ("Indemnitee"), a director or officer of the Corporation.

     WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available, and

     WHEREAS, the By-Laws of the Corporation permit the Corporation to indemnify its officers and directors to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director or officer of the Corporation in part on reliance on such By-Laws, and


     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Corporation in an effective manner and Indemnitee's reliance on the aforesaid By-Laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Corporation's Board of Directors or any acquisition transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for indemnification of Indemnitee to the fullest extent permitted by law and as set forth in this Agreement;

     NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and Indemnitee agree as follows:

     1. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been an officer or a director of the Corporation or by reason of his alleged acts or omissions as an officer or director of the Corporation, except in relation to matters as to which Indemnitee shall have been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. The Corporation shall indemnify and reimburse Indemnitee against and for any and all legal and other expenses reasonably incurred by him in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he had ceased being an officer or a director of the Corporation, except in relation to matters as to which Indemnitee shall have been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office; provided, however, that the Corporation prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors of the Corporation, to be for the best interest of the Corporation, evidenced by a resolution to that effect adopted after receipt by the Corporation of a written opinion of counsel for the Corporation that Indemnitee has not been guilty of wilful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment. The right of indemnification herein provided shall not be exclusive of any other rights to which Indemnitee may otherwise be lawfully entitled.

     2. ATTORNEYS' FEES. The Corporation shall pay for Indemnitee's reasonable attorneys' fees, costs and disbursements for any action at law or in equity necessary for Indemnitee to enforce the terms of this Indemnification Agreement or to protect his rights obtained hereunder.

     3. SUCCESSORS AND ASSIGNS. This Indemnification Agreement shall be binding upon the Corporation and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

     4. APPLICABLE LAW. This Indemnification Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

     5. AMENDMENTS. No supplement, waiver, modification or amendment of this Indemnification Agreement shall be effective unless executed in writing by both of the parties hereto.

     6. PRIOR AGREEMENTS. This Indemnification Agreement supersedes all prior agreements between the Corporation and Indemnitee with respect to the subject matter herein provided.

     In witness whereof, the parties have signed and sealed this Indemnification Agreement this ____ day of ____________, 2003.


AWARE, INC.                                 INDEMNITEE



By: _____________________________           _____________________________
    Its:                                    Print Name: